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                                                                     Exhibit 10



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Post-Effective Amendment No. 3 to Registration Statement No. 333-76581 on Form N-1A of our report dated July 12, 2002 appearing in the May 31, 2002 Annual Report of Merrill Lynch Disciplined Equity Fund, Inc., and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP



New York, New York


September 13, 2002